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                                                                EXHIBIT 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 15, 2002, except for Notes 6B and 11 as to which the date is March 21, 2002, accompanying the consolidated financial statements included in the Annual Report of Refac and Subsidiaries on Form 10-K for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement (Form S-8 No. 333-76085) pertaining to the Stock Option and Incentive Plan of Refac and Subsidiaries.



GRANT THORNTON LLP


New York, New York
March 29, 2002